Exhibit 4.2

SHARES

NUMBER

C-

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP [    ]

DMY SQUARED TECHNOLOGY GROUP, INC.

CLASS A COMMON STOCK

THIS CERTIFIES THAT                 is the owner of                 fully paid and non-assessable shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), of dMY Squared Technology Group, Inc., a Massachusetts corporation (the “Company”), transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be obligated to redeem all of its Common Stock if it is unable to complete a business combination by             , 20[    ], or by such later date approved by the Company’s shareholders in accordance with the Company’s amended and restated certificate of incorporation, all as more fully described in the Company’s final prospectus dated             , 2022.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

Witness the facsimile signature of a duly authorized signatory of the Company.

Harry L. You Co-Chief Executive Officer and Chairman	Transfer Agent

DMY SQUARED TECHNOLOGY GROUP, INC.

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of equity or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s Amended and Restated Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM —	as tenants in common	UNIF GIFT MIN ACT—		Custodian
			(Cust)		(Minor)
TEN ENT —	as tenants by the entireties
JT TEN —	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For value received,                hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF

ASSIGNEE(S))

shares of Common Stock represented by the within Certificate, and hereby irrevocably constitutes and appoints

Attorney to transfer the said shares of Common Stock on the books of the within named Company with full power of substitution in the premises.

Dated:

Notice: The signature(s) to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE).

As more fully described in, and subject to the terms and conditions described in, the Company’s final prospectus for its initial public offering dated              , 2022, the holder(s) of this certificate shall be entitled to receive a pro rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the shares of Common Stock sold in the Company’s initial public offering and liquidates because it does not consummate an initial business combination by the date set forth (the “Last Date”) in the Company’s articles of organization, as the same may be amended from time to time (the “Articles”), (ii) the Company redeems the shares of Common Stock sold in its initial public offering properly submitted in connection with a shareholder vote to amend the Articles to modify the substance or timing of the Company’s obligation to redeem 100% of the Common Stock if it does not consummate an initial business combination by the Last Date or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective shares of Common Stock in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.